UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22 , 2009

BroadVision, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28252	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Blvd, Suite 550, North Bldg, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
As previously reported, on December 21, 2006, BroadVision, Inc. (“Broadvision”) entered into a sublease agreement (the “Sublease Agreement”) with Dexterra, Inc. (“Dexterra”) to sublease the second floor of Building 6 in Pacific Shores Center containing approximately 22,509 rentable square feet of office space located at 1600 Seaport Boulevard, Redwood City, California.  The original sublease term commenced on January 8, 2007 (the “Commencement Date”) and expires on June 30, 2012 unless earlier terminated.  Pursuant to the terms of the Sublease Agreement, Dexterra has the right to terminate the sublease at the end of the 36th month from the Commencement Date, upon six months’ prior written notice to BroadVision and payment of a termination fee equal to three months’ base rent.

On May 22, 2009, BroadVision received written notice from Dexterra of its exercise of its right to early termination of the Sublease Agreement and payment of the applicable termination fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

May 28, 2009	By:	/s/ Shin-Yuan Tzou

Name: Shin-Yuan Tzou
Title: Chief Financial Officer